Exhibit 10.3  Agreement with Research Capital, LLC

                              CONSULTING AGREEMENT

     GenoMed, Inc., a Florida company ("Company"), whose address is 1819 Main
Street, Suite 602, Sarasota, Florida 34236, and Research Capital, LLC, a Florida
limited liability company ("Consultant"), whose address is 1819 Main Street,
Suite 602, Sarasota, Florida 34236, hereby agree as follows:

1. Services. During the term of this Agreement, Consultant agrees to perform the following services ("Services") and provide the following working capital to
Company:

     a. Establish a financial public relations campaign (the "Campaign") for
     Company. The Campaign shall include advertising of Company through financial magazines, internet websites, and other medias that Consultant may deem appropriate.

     b. Provide guidance to Company specific to key business alliances, and assist Company in negotiating agreements with suppliers and service providers.

     c. Provide Working Capital to Company based on the following schedule:

        Month                                           Payment
        November, 2001                                  $155,000.00
        December, 2001                                  $155,000.00
        January, 2002                                   $205,000.00
        February, 2002                                  $ 55,000.00
        March, 2002                                     $ 55,000.00
        April, 2002                                     $100,000.00
        May, 2002                                       $ 25,000.00
        June, 2002                                      $ 50,000.00
        July, 2002                                      $ 50,000.00
        August, 2002                                    $ 50,000.00
        September, 2002                                 $ 50,000.00
        October, 2002                                   $ 50,000.00

25,000 has been provided to Company by Consultant. Consultant shall deduct
$5,000 from the first five payments listed above to account for the $25,000 that has already been provided. Each scheduled payment listed above shall be made to
Company on the fifteenth (15th) day of the specified month. Should the fifteenth
(15th) day of the month fall on a weekend or legal holiday, payment will be made the following business day subsequent to the weekend or holiday.

     d. Consultant shall assist in raising an additional $5,000,000 through a
     Private Placement Offering. Consultant shall assist Company in completing the necessary documents to initiate said Private Placement Offering.
     Company and Consultant anticipate initiating the Private Placement Offering within one hundred twenty (120) days from the date of this Consulting
     Agreement. Should a satisfactory market for the Company's securities not develop within this timeframe, the Private Placement may be delayed, at the sole discretion of Consultant, until a reasonable market for a Private
     Placement Offering develops. Consultant guarantees that it will provide
     $1,000,000 of the Private Placement funds.

Consultant shall devote an adequate amount of time as may be necessary to perform the Services. Consultant shall provide a performance schedule, as and when requested by Company, detailing the anticipated timing and manner of performance of the Services. All Services shall be performed with the highest standard of care and professionalism.

2. Representations. Consultant represents and warrants that Consultant has special skills and/or resources qualifying Consultant as an expert in performing the Services and holds, or will obtain at Consultant's expense, all consents, licenses, permits, registrations and authorities necessary to perform the
Services. Consultant further represents and warrants that the execution of this
Agreement and the performance of Consultant's obligations hereunder shall not violate the terms of any other agreement or any rule, law or order by which
Consultant is bound.

3. Consultant's Performance. Consultant shall perform the Services in accordance with the following standards:

     (a) Consultant shall perform the Services as expeditiously as is consistent with the skill and care required herein.

     (b) The standard of care for all Services performed or furnished  by
     Consultant under this Agreement will be the highest standard of care, skill and professionalism used by members of Consultant's profession practicing under similar conditions at the same time and in the same locality.

     (c) Consultant shall review all information provided by Company respecting the Services, and if the information is inadequate and/or if the Consultant needs any additional information to perform Consultant's Services, the
     Consultant shall promptly notify Company in writing specifying the additional information required.

4. Term. Unless earlier terminated, the term of this Agreement shall be one (1)
year ("Term"). This Agreement shall automatically renew for additional twelve
(12) month term if not cancelled by either party upon expiration of the term

5. Authorities. Consultant acknowledges that in the course of performing the
Services, Consultant may be required to interact with or otherwise deal with governmental subdivisions, agencies, authorities or officials (collectively"
Authorities"). Consultant agrees that any dealings with Authorities shall conform with the standards and policies of Company in effect from time to time.

6. Consideration. In consideration for Consultant's full and timely performance of the Services, Company shall pay Consultant at a rate of twenty thousand dollars ($20,000) per month in 144 Restricted Company stock ("Consideration").
The amount of stock to be paid to Consultant in a given month shall be calculated based upon a fifty percent discount to the average bid price of the
Company's stock during the month for which services were performed. The consideration shall be paid by Company to Consultant on the fifteenth (15th) day of each month immediately following the month for which service were performed by Consultant.

For example: Avg. Monthly Bid Price: $ 0.50
             50% discount for 144 Restricted Stock: $ 0.25
             Monthly Consideration paid to consultant: $20,000.00
             Number of shares owed to Consultant (20,000-7-.125): 80,000 shares

7. Expenses. Consultant shall be responsible for all expenses incurred performing the Services, subject to the following terms and conditions:

     (a) Any expenses incurred by Consultant on behalf of Company that exceed one thousand dollars ($1,000) during any given month shall be reimbursed by
     Company to Consultant provided that Consultant has obtained approval from the proper officer of Company prior to incurring said expense.

     (b) Requests for reimbursement shall be made on forms prescribed by Company as soon as practicable after the relevant expenses are incurred;

     (c) All expenses shall be fully documented; and

     (d) Receipts are required for all expenses exceeding twenty dollars
     ($20.00).

8. Independent Contractor. Consultant and Company, expressly intending that no employment, partnership, or joint venture relationship is created by this
Agreement, hereby agree as follows:

     (a) Consultant shall act at all times as an independent contractor hereunder.

     (b) Neither Consultant nor anyone employed by or acting for or on behalf of
     Consultant shall ever be or be construed as an employee of Company and
     Company shall not be liable for employment or withholding taxes respecting
     Consultant or any employee of Consultant.

     (c) Consultant shall determine when, where and how Consultant shall perform the Services.

     (d) Consultant shall take all steps to ensure that Consultant and
     Consultant's employees are treated as independent contractors of Company.

     (e) Company shall have the right to conduct inspections and reviews of, and determine satisfactory performance of, the Services.

     (f) Consultant shall provide Consultant's own materials, tools and equipment in performing the Services.

     (g) Consultant shall, at Consultant's expense, maintain workers compensation insurance for Consultant and for all others employed by or acting for or on behalf of Consultant to the extent and in the amounts required by law.

     (h) Consultant shall be free to contract with, and provide Consultant's services to, parties other than Company during the term of this Agreement, subject to the confidentiality restrictions delineated herein.

     (i) Consultant shall not make any commitment or incur any charge or expense in the name of Company without the prior written approval of Company.

     (j) Consultant expressly acknowledges and agrees that except to the extent expressly provided in paragraphs 6 and 7 above, neither Consultant nor anyone employed by or acting for or on behalf of Consultant shall receive or be entitled to any consideration, compensation or benefits of any kind from Company, including without limitation, pension, profit sharing or similar plans or benefits, or accident, health, medical, life or disability insurance benefits or coverages.

     (k) To the extent permitted by law, Consultant waives any and all rights to any consideration, compensation or benefits, except as expressly provided for herein.

9. Indemnity. Consultant shall indemnify and hold harmless Company and its officers, directors, agents and employees, from and against any and all claims, demands, causes of action, losses, damages, costs and expenses (including reasonable attorney fees) arising out of or relating to Consultant's performance of the Services or any claim for withholding or other taxes that might arise or be imposed due to this Agreement or the performance of the Services, unless such claim, demand, cause of action, loss, damage, cost and expense is caused in whole or in part by the negligent acts or failures to act of Company, its officers, directors, agents and employees, in which case Company shall indemnify and hold Consultant harmless from any and all claims, demands, causes of action, losses, damages, costs and expenses (including reasonable attorney fees) to the extent and in the same proportion as said loss or damage was caused by Company's
(or its officers, directors, agents and employees') negligent acts or failures to act.

10. Confidentiality. Except as maybe required by applicable law(s) or as the parties may from time to time consent in writing, the parties shall not, at any time, disclose any confidential information, or any part thereof, to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever. Except as otherwise required herein the parties shall immediately return to each other all of their confidential information and shall not retain any copies thereof and shall continue to refrain from any use whatsoever of any confidential information. In the event either party takes any action or fails to take any action in contravention of this Section, that party shall indemnify and hold harmless the other party from any damage or claim that may arise as a result of such action or inaction. In addition, that party shall be entitled to collect from the other party all costs incurred in obtaining such indemnification, including all attorneys' and court fees. The parties shall take any and all legal actions necessary to minimize any damages resulting from such disclosure, to retrieve such disclosed confidential information, and to return same to the other party upon their direction. Each party shall be responsible for any action or inaction in contravention of this Section by their personal representatives, successors and assigns.

11. Non-Solicitation. At all times during the term of this Agreement, and for a period of three (3) years following any termination or expiration hereof,
Consultant agrees that Consultant shall not, directly or indirectly, for
Consultant or on behalf of any person or entity, solicit or contact any employees or customers of Company for the purpose of inducing them to terminate their employment or contractual agreements with Company or to become employees, independent contractors or customers of Consultant or such other person or entity.

12. Conceptions. Consultant acknowledges that Company is engaged in a continuous program of research, development and marketing in connection with its business and that, in the performance of the Services, Consultant may participate in and support such activities. To the extent that Consultant participates in or supports such activities on behalf of Company, Consultant hereby agrees to promptly disclose exclusively to Company all improvements, original works of authorship, process, computer programs, ideas, discoveries, techniques, data bases and trade secrets ("Conceptions"), whether or not patentable or copyrightable, that are made, conceived, first reduced to practice or created by
Consultant, either alone or jointly with others. Consultant further agrees that all Conceptions that (a) are developed using equipment, supplies, facilities or trade secrets of Company, or (b) result from or are any way connected with the
Services performed by Consultant, or (c) relate to the business or the actual or anticipated research or development of Company, including any "moral" rights under any copyright or other similar law, shall be the sole and exclusive property of, and are hereby automatically assigned to Company. Consultant agrees to assist Company in obtaining and enforcing all rights and other legal protections for proprietary information and the Conceptions and to execute any and all documents that Company may reasonably request in connection therewith.
Consultant's agreement set forth in the preceding sentence shall continue throughout the period of five (5) years following the termination or expiration of this Agreement; however, Company agrees to pay Consultant reasonable consideration for time actually spent and sufficiently documented by Consultant for such assistance during such five (5) year period.

13. Termination. This Agreement may be terminated prior to the expiration of the twelve (12) month Term upon giving the other party written notice of intent to cancel at least ninety (90) days prior to the expiration of the initial term or any renewal term. In the event of such termination, Consultant shall be entitled to and Company shall pay Consultant the balance of the Consideration for of the remainder of the Term.

14. Assignment. Neither this Agreement nor any rights or obligations created hereby may be assigned by Consultant or Company without prior written consent of the other party and any attempt to do so shall be void.

15. Notices. All notices required or permitted under this Agreement shall be in writing and shall be delivered personally and receipted for, sent by overnight commercial air courier (such as Federal Express), to the parties at their addresses set forth above or to such other address as a party shall have notified the other party. Any such notice shall be deemed effective and delivered upon the earliest to occur of actual delivery, if delivered personally, one (1) business day after shipment by commercial air courier, or three (3) business days after mailing.

16. Affiliates. All representations, covenants and agreements of Consultant set forth in this Agreement made to or for the benefit or protection of Company shall also benefit and protect, with equal force and effect, all affiliates of
Company.

17. Authority. Consultant shall have no authority to legally bind Company or its affiliates to any liability or obligation whatsoever. Consultant shall advise all persons and entities with whom he communicates on behalf of Company that
Consultant is only and merely a consultant and has no authority to bind Company or its affiliates.

18. Entire Agreement. The foregoing constitutes the entire agreement between the parties relating to the subject matter hereof, and supersedes all prior understandings, agreements and documentation relating to the subject matter hereof. This Agreement may be amended only by an instrument executed by Company and Consultant.

19. Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be modified rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

20. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

DATED: November 8, 2001.

GenoMed, Inc                               Research Capital, LLC ("Consultant")

By:/s/ David C. Siddons                    By:/s/ Carl Smith, III

Title: Chairman                            Title: CEO